UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2010

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously disclosed, Jackson Hewitt Tax Service Inc. (the “Company”) (i) has contractual commitments covering 100% of its Assisted Refund program for the 2010 tax season, (ii) has a contractual commitment covering approximately 50% of its refund anticipation loan (“RAL”) program for the 2010 tax season as compared to its RAL program for the prior tax season and (iii) has been continuing its efforts to assist in securing additional RAL funding. At this time, the Company does not expect to have a contractual commitment covering more than approximately 50% of its RAL program for the 2010 tax season as compared to its RAL program for the prior tax season. The Company believes that the lack of availability of RALs in all of the tax preparation offices in the Company’s network for the 2010 tax season will have a material adverse effect on the Company’s business, financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, those statements related to RAL funding for the 2010 tax season and the impact of RALs not being available in all of the Company’s offices on the Company’s business, financial condition and results of operations, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of the Company’s franchised offices; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with its business; the Company’s ability to protect its customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with its franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues the Company derives from its agreements with these financial institutions as well as affect the Company’s customers’ ability to obtain financial products through its tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of its business; the Company’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by the Company; the Company’s reliance on cash flow from subsidiaries; the Company’s compliance with credit facility covenants; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: January 27, 2010

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